CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" for the John Hancock Special Equities Fund in the John Hancock Growth Funds' Prospectus, and in the John Hancock Special Equities Fund Class C Shares Prospectus and "Independent Auditors" and " Financial Statements" in the John Hancock Special Equities Fund Class A, Class B and Class C Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 15 to the Registration Statement (Form N-1A, No. 2-92548) of our report dated December 11, 1997 on the financial statements and financial highlights of the John Hancock Special Equities Fund.




                                                           /s/ERNST & YOUNG LLP
                                                           ERNST & YOUNG LLP
Boston, Massachusetts
February 20, 1998